Exhibit 99.1

For release:	January 8, 2014, 6:00 a.m. ET	Contact:	Mark Rittenbaum 503-684-7000

Greenbrier Reports First Quarter 2014 Results;

Margin Expansion Continues, Led by Manufacturing

~ Posts Q1 EPS of $0.51, before restructuring charges ~

~ Repurchases $3.4 million of common stock ~

Lake Oswego, Oregon, January 8, 2014 – The Greenbrier Companies, Inc. (NYSE: GBX) today reported financial results for its first fiscal quarter ended November 30, 2013.

First Quarter Highlights

•	Net earnings for the quarter were $16.0 million, or $0.51 per diluted share, excluding restructuring charges (net of tax) of $0.6 million, on revenue of $490.4 million. “Economic” EPS was $0.56, which excludes restructuring charges and the impact of out-of-the-money shares underlying our 3.5% convertible bonds.

•	Net earnings attributable to Greenbrier for the quarter, which includes restructuring charges, were $15.4 million, or $0.49 per diluted share.

•	Adjusted EBITDA for the quarter was $50.0 million, or 10.2% of revenue.

•	New railcar backlog as of November 30, 2013 was 13,500 units with an estimated value of $1.43 billion (average unit sale price of $106,000) compared to 14,400 units with an estimated value of $1.52 billion (average unit sale price of $106,000) on August 31, 2013.

•	New railcar deliveries totaled 3,700 units for the quarter, compared to 3,500 units for the quarter ended August 31, 2013.

•	Received orders for 2,500 new railcars valued at $230 million during the quarter. Subsequent to quarter end, Greenbrier received orders for another 1,100 units valued at approximately $130 million.

•	To date, repurchased 110,400 shares of common stock at a cost of $3.4 million, under a $50 million share repurchase program.

Progress on Strategic Initiatives

•	To date, closed or sold six underperforming or non-core facilities in the Wheels, Repair & Parts segment; one additional shop to be closed by the end of January 2014. Restructuring and realignment continues in this business segment.

•	Improved gross margin for the quarter to 12.6%, more than halfway to fourth quarter 2014 minimum goal of a 200 basis point improvement to at least 13.5% gross margin.

•	Substantially met $100 million minimum capital efficiency goal originally scheduled to be met by February 2014. Net debt reduced by $90 million since February 28, 2013; management continues to focus on capital liberation.

William A. Furman, president and chief executive officer, said, “We continue to gain momentum from our strong finish to fiscal 2013, with sustained performance by Manufacturing, our largest segment, leading the way. With gross margin of 13.4%, an expansion of 110 basis points over the previous quarter, Manufacturing is meeting higher expectations set for fiscal 2014. Leasing & Services is also meeting expectations. We continue to refine our leasing model, including a reduction in the permanent capital invested in this business. Wheels, Repair & Parts produced disappointing financial results, but within the results are solid improvements at a number of locations, and about $2 million of costs that adversely affected margin, which we do not expect to recur in the future.”

“Our diversified product offerings create superior value. Currently, less than 50% of our backlog is in tank cars, with the balance in a variety of railcar types. Demand for our comprehensive line of automotive carrying railcars remains robust. In the energy markets, increasing demand for sand used in fracking techniques to extract difficult-to-access oil and gas is leading to growing sales of our small cube covered hopper cars. We still see strong demand for tank cars. Market conditions in Europe are improving, and order activity for our European operations has picked up after a long period of softer demand in the region.”

“We anticipate that new repair work, particularly in tank cars, will have a positive impact on our Wheels, Repair & Parts segment. We are progressing on necessary changes in our shop network and operations to improve performance, and expect to have better financial results in the quarters ahead.”

“Consistent with our strategy to reduce permanent capital invested in Leasing & Services, we continue to sell lease fleet assets for positive returns, while maintaining syndication and asset management revenues. Our managed fleet grew by 7,000 units during the quarter. We continue to enter into comprehensive management and maintenance solutions with our customers, an area of increasing opportunity for the Company.”

“Overall, rail fundamentals are solid. We are confident that Greenbrier is well-positioned to take advantage of a number of established and emerging opportunities, as well as to achieve our margin enhancement and capital liberation goals. We expect our business will expand across all segments, and to realize operating leverage and growth in ROIC. The $50 million stock repurchase program initiated during the first quarter is another significant step to enhance shareholder value,” concluded Furman.

Business Outlook

Based on current business trends and industry forecasts, in fiscal 2014 Greenbrier continues to believe its:

•	Deliveries will exceed 15,000 units

•	Revenue will exceed $2 billion

•	EPS, excluding restructuring charges, will be in the range of $2.45 to $2.70

As disclosed previously, financial results in the second half of the year are expected to be stronger than the first half. Also, while gross margin is expected to increase overall, management does not believe its track will be linear.

Financial Summary

	Q1 FY14	Q4 FY13	Sequential Comparison – Main Drivers
Revenue	$490.4M	$484.2M	Up 1.3% due to increased deliveries and Manufacturing revenue, partially offset by lower revenues in Wheels, Repair & Parts
Gross margin	12.6%	12.5%	Up 10 bps attributable to Manufacturing operating efficiencies, favorable product mix, and lease syndications, partially offset by lower margins in Wheels, Repair & Parts
SG&A	$26.1M	$26.8M
Gain on disposition of equipment	$3.7M	$8.5M	Timing of sales fluctuates and is opportunistic; typically ranges from $1.0M – $5.0M per quarter
Restructuring charges	$0.9M	$2.7M	Related to the Wheels, Repair & Parts segment
Adjusted EBITDA (1)	$50.0M	$52.1M	Down due to timing of disposition of leased equipment
Effective tax rate	31.4%	34.5%	Reflects geographic mix of earnings
Net earnings (1)	$16.0M	$22.5M	Down due to lower gains on sale and higher earnings attributable to noncontrolling interest
Diluted EPS (1)	$0.51	$0.69	Lower net earnings
Economic EPS (1)	$0.56	$0.79	Excludes “if converted” impact of out-of-the-money bonds due 2018

(1)	Excluding restructuring charges.

Segment Summary

	Q1 FY14	Q4 FY13	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$359.5M	$351.7M	Up 2.2% due to increased deliveries
Gross margin	13.4%	12.3%	Up 110 bps due to improved operating efficiencies, favorable product mix, and strong syndication activity
Operating margin (2)	10.7%	8.6%
Deliveries	3,700	3,500	Strong demand across multiple car types
Wheels, Repair & Parts
Revenue	$113.4M	$114.0M	Down 0.5% due to mix of work and lower Repair revenue
Gross margin	4.8%	6.7%	Down 190 bps due to operational inefficiencies in Repair and $2 million in various costs not expected to recur
Operating margin (2) (3)	(0.3)%	(0.1)%
Leasing & Services
Revenue	$17.5M	$18.5M	Down 5.4% due to lower interim rents
Gross margin	46.3%	50.7%	Down 440 bps due primarily to lower interim rents
Operating margin (2) (4)	49.6%	82.5%
Lease fleet utilization	97.0%	97.4%

(2)	See supplemental segment information on page 11 for additional information.
(3)	Includes restructuring charges of $0.9 million in Q1 2014 and $2.7 million in Q4 2013.
(4)	Operating margin includes Gains on disposition of equipment, which is excluded from gross margin.

Conference Call

Greenbrier will host a teleconference to discuss its first quarter 2014 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	January 8, 2014

•	8:00 a.m. Pacific Standard Time

•	Phone: 1-630-395-0143, Password: “Greenbrier”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time. Following the call, a webcast replay will be available for 30 days. Telephone replay will be available through January 26, 2014, at 203-369-3048.

About Greenbrier Companies

Greenbrier (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading supplier of transportation equipment and services to the railroad industry. Greenbrier builds new railroad freight cars in its four manufacturing facilities in the U.S. and Mexico and marine barges at its U.S. facility. It also repairs and refurbishes freight cars and provides wheels and railcar parts at 35 locations across North America. Greenbrier builds new railroad freight cars and refurbishes freight cars for the European market through both its operations in Poland and various subcontractor facilities throughout Europe. Greenbrier owns approximately 8,300 railcars, and performs management services for approximately 231,000 railcars.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including statements regarding expected new railcar production volumes and schedules, expected customer demand for the Company’s products and services, plans to increase manufacturing capacity, restructuring plans, new railcar delivery volumes and schedules, growth in demand for the Company’s railcar services and parts business, and the Company’s future financial performance. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “designed to,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from in the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog is not indicative of our financial results; turmoil in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of our indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, changing technologies, production of new railcar types, or non-performance of subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; difficulties associated with governmental regulation, including environmental liabilities; integration of current or future acquisitions; succession planning; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2013, and our other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

Net earnings excluding restructuring charges, Adjusted EBITDA, and Diluted earnings per share excluding restructuring charges are not financial measures under generally accepted accounting principles (GAAP). We define Net earnings excluding restructuring charges as Net earnings before restructuring charges (after-tax). We define Adjusted EBITDA as Net earnings attributable to Greenbrier before interest and foreign exchange, income tax expense, restructuring charges and depreciation and amortization. We define Diluted earnings per share excluding restructuring charges as Net earnings excluding restructuring charges before interest and debt issuance costs (net of tax) on convertible notes divided by Weighted average diluted common shares outstanding. Net earnings excluding restructuring charges, Adjusted EBITDA, and Diluted earnings per share excluding restructuring charges are performance measurement tools used by Greenbrier. You should not consider Net earnings excluding restructuring charges, Adjusted EBITDA, and Diluted earnings per share excluding restructuring charges in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Adjusted EBITDA and Diluted earnings per share excluding restructuring charges are not measures of financial performance under GAAP and are susceptible to varying calculations, the Adjusted EBITDA and Diluted earnings per share excluding restructuring charges measures presented may differ from and may not be comparable to similarly titled measures used by other companies.

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	November 30, 2013	August 31, 2013	May 31, 2013	February 28, 2013	November 30, 2012
Assets
Cash and cash equivalents	$81,226	$97,435	$31,606	$55,637	$41,284
Restricted cash	8,975	8,807	8,906	8,899	7,322
Accounts receivable, net	174,745	154,848	162,352	144,933	163,385
Inventories	328,235	316,783	344,168	359,281	363,642
Leased railcars for syndication	61,282	68,480	71,091	36,198	54,297
Equipment on operating leases, net	293,291	305,468	332,924	344,576	362,522
Property, plant and equipment, net	201,353	201,533	197,779	194,887	186,715
Goodwill	57,416	57,416	57,416	134,316	137,066
Intangibles and other assets, net	76,055	78,971	79,364	86,194	79,500

	$1,282,578	$1,289,741	$1,285,606	$1,364,921	$1,395,733

Liabilities and Equity
Revolving notes	$38,805	$48,209	$92,968	$50,058	$89,826
Accounts payable and accrued liabilities	293,041	315,938	286,964	278,221	282,925
Deferred income taxes	86,501	86,040	86,229	99,965	96,498
Deferred revenue	8,706	8,838	16,203	23,178	28,283
Notes payable	372,666	373,889	372,942	427,553	427,697
Total equity - Greenbrier	447,599	428,202	404,707	461,136	447,080
Noncontrolling interest	35,260	28,625	25,593	24,810	23,424

Total equity	482,859	456,827	430,300	485,946	470,504

	$1,282,578	$1,289,741	$1,285,606	$1,364,921	$1,395,733

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Three Months Ended November 30,
	2013	2012
Revenue
Manufacturing	$359,473	$285,368
Wheels, Repair & Parts	113,401	112,100
Leasing & Services	17,481	17,906

	490,355	415,374
Cost of revenue
Manufacturing	311,440	258,492
Wheels, Repair & Parts	107,975	101,476
Leasing & Services	9,381	7,627

	428,796	367,595
Margin	61,559	47,779
Selling and administrative expense	26,109	26,100
Net gain on disposition of equipment	(3,651)	(1,408)
Restructuring charges	879	—

Earnings from operations	38,222	23,087
Other costs
Interest and foreign exchange	4,744	5,900

Earnings before income tax and earnings (loss) from unconsolidated affiliates	33,478	17,187
Income tax expense	(10,522)	(4,586)

Earnings before earnings (loss) from unconsolidated affiliates	22,956	12,601
Earnings (loss) from unconsolidated affiliates	41	(40)

Net earnings	22,997	12,561
Net earnings attributable to noncontrolling interest	(7,609)	(2,134)

Net earnings attributable to Greenbrier	$15,388	$10,427

Basic earnings per common share:	$0.54	$0.38
Diluted earnings per common share:	$0.49	$0.35
Weighted average common shares:
Basic	28,417	27,144
Diluted	34,462	33,991

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended November 30,
	2013	2012
Cash flows from operating activities:
Net earnings	$22,997	$12,561
Adjustments to reconcile net earnings to net cash used in operating activities:
Deferred income taxes	286	940
Depreciation and amortization	10,897	10,923
Net gain on disposition of equipment	(3,651)	(1,408)
Accretion of debt discount	—	849
Stock based compensation expense	1,359	1,886
Other	527	(1,705)
Decrease (increase) in assets:
Accounts receivable	(19,305)	(15,515)
Inventories	(13,178)	(41,465)
Leased railcars for syndication	9,853	43,501
Other	2,069	945
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(25,137)	(48,036)
Deferred revenue	(172)	11,039

Net cash used in operating activities	(13,455)	(25,485)

Cash flows from investing activities:
Proceeds from sales of assets	14,051	10,086
Capital expenditures	(6,542)	(25,141)
Increase in restricted cash	(168)	(1,045)
Investment in and net advances to unconsolidated affiliates	(1,253)	(160)

Net cash provided by (used in) investing activities	6,088	(16,260)

Cash flows from financing activities:
Net change in revolving notes with maturities of 90 days or less	—	27,935
Proceeds from revolving notes with maturities longer than 90 days	7,474	9,195
Repayments of revolving notes with maturities longer than 90 days	(16,878)	(8,941)
Repayments of notes payable	(1,223)	(1,230)
Investment by joint venture partner	419	1,182
Repurchase of stock	(871)	—
Excess tax benefit from restricted stock awards	152	217

Net cash provided by (used in) financing activities	(10,927)	28,358

Effect of exchange rate changes	2,085	1,100
Decrease in cash and cash equivalents	(16,209)	(12,287)
Cash and cash equivalents
Beginning of period	97,435	53,571

End of period	$81,226	$41,284

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2013 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$285,368	$294,047	$284,591	$351,728	$1,215,734
Wheels, Repair & Parts	112,100	111,952	131,167	114,003	469,222
Leasing & Services	17,906	17,167	17,905	18,484	71,462

	415,374	423,166	433,663	484,215	1,756,418
Cost of revenue
Manufacturing	258,492	262,650	253,360	308,387	1,082,889
Wheels, Repair & Parts	101,476	103,134	120,476	106,415	431,501
Leasing & Services	7,627	9,107	9,808	9,113	35,655

	367,595	374,891	383,644	423,915	1,550,045
Margin	47,779	48,275	50,019	60,300	206,373
Selling and administrative	26,100	24,942	25,322	26,811	103,175
Net gain on disposition of equipment	(1,408)	(3,076)	(5,131)	(8,457)	(18,072)
Goodwill impairment	—	—	76,900	—	76,900
Restructuring charges	—	—	—	2,719	2,719

Earnings (loss) from operations	23,087	26,409	(47,072)	39,227	41,651
Other costs
Interest and foreign exchange	5,900	6,322	5,905	4,031	22,158

Earnings (loss) before income tax and earnings (loss) from unconsolidated affiliates	17,187	20,087	(52,977)	35,196	19,493
Income tax expense	(4,586)	(5,590)	(2,729)	(12,155)	(25,060)
Earnings (loss) from unconsolidated affiliates	(40)	(105)	82	249	186

Net earnings (loss)	12,561	14,392	(55,624)	23,290	(5,381)
Net earnings attributable to noncontrolling interest	(2,134)	(553)	(406)	(2,574)	(5,667)

Net earnings (loss) attributable to Greenbrier	$10,427	$13,839	$(56,030)	$20,716	$(11,048)

Basic earnings (loss) per common share: (1)	$0.38	$0.51	$(2.10)	$0.74	$(0.41)
Diluted earnings (loss) per common share: (2)	$0.35	$0.45	$(2.10)	$0.64	$(0.41)

(1)	Quarterly amounts do not total to the year to date amount as each period is calculated discretely.
(2)	Quarterly amounts do not total to the year to date amount as each period is calculated discretely. For the first, second and fourth quarters, diluted earnings per common share includes the outstanding warrants using the treasury stock method and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, unaudited)

Segment Information

Three months ended November 30, 2013

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$359,473	$—	$359,473	$38,314	$—	$38,314
Wheels, Repair & Parts	113,401	1,653	115,054	(374)	31	(343)
Leasing & Services	17,481	2,869	20,350	8,670	2,869	11,539
Eliminations	—	(4,522)	(4,522)	—	(2,900)	(2,900)
Corporate	—	—	—	(8,388)	—	(8,388)

	$490,355	$—	$490,355	$38,222	$—	$38,222

Three months ended November 30, 2012

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$285,368	$6,949	$292,317	$15,502	$(45)	$15,457
Wheels, Repair & Parts	112,100	5,386	117,486	6,137	(63)	6,074
Leasing & Services	17,906	4,392	22,298	8,701	4,392	13,093
Eliminations	—	(16,727)	(16,727)	—	(4,284)	(4,284)
Corporate	—	—	—	(7,253)	—	(7,253)

	$415,374	$—	$415,374	$23,087	$—	$23,087

	Total assets
	November 30,	August 31,
	2013	2013
Manufacturing	$461,096	$401,630
Wheels, Repair & Parts	304,249	318,483
Leasing & Services	427,023	463,381
Unallocated	90,210	106,247

	$1,282,578	$1,289,741

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, excluding backlog and delivery units, unaudited)

Reconciliation of Net earnings to Adjusted EBITDA

	Three Months Ended
	November 30, 2013	August 31, 2013
Net earnings	$22,997	$23,290
Interest and foreign exchange	4,744	4,031
Income tax expense	10,522	12,155
Depreciation and amortization	10,897	9,924
Restructuring charges	879	2,719

Adjusted EBITDA	$50,039	$52,119

(1)	Adjusted EBITDA is not a financial measure under generally accepted accounting principles (GAAP). We define Adjusted EBITDA as Net earnings before interest and foreign exchange, income tax expense, restructuring charges, depreciation and amortization. Adjusted EBITDA is a performance measurement tool commonly used by rail supply companies and Greenbrier. You should not consider Adjusted EBITDA in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, the Adjusted EBITDA measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

Three Months Ended November 30, 2013
Backlog Activity (units)
Beginning backlog	14,400
Orders received	2,500
Production held as Leased railcars for syndication	(100)
Production sold directly to third parties	(3,300)

Ending backlog	13,500

Delivery Information (units)
Production sold directly to third parties	3,300
Sales of Leased railcars for syndication	400

Total deliveries	3,700

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of common shares outstanding and diluted earnings per share

The shares used in the computation of the Company’s basic and diluted earnings per common share and Diluted earnings per share excluding restructuring charges are reconciled as follows:

	Three Months Ended
	November 30, 2013	August 31, 2013
Weighted average basic common shares outstanding (1)	28,417	28,062
Dilutive effect of warrants	—	366
Dilutive effect of convertible notes (2)	6,045	6,045

Weighted average diluted common shares outstanding	34,462	34,473

(1)	Restricted stock grants and restricted stock units, including some grants subject to certain performance criteria, are included in Weighted average basic common shares outstanding when the Company is in a net earnings position.
(2)	The dilutive effect of the 2018 Convertible notes are included in the Weighted average diluted common shares outstanding as they were considered dilutive under the “if converted” method as further discussed below. The dilutive effect of the 2026 Convertible notes was excluded from the share calculations as the stock price for each period presented was less than the initial conversion price of $48.05 and therefore considered anti-dilutive.

Diluted earnings per share was calculated using the more dilutive of two approaches. The first approach includes the dilutive effect of outstanding warrants and shares underlying the 2026 Convertible notes in the share count using the treasury stock method. The second approach supplements the first by including the “if converted” effect of the 2018 Convertible notes issued in March 2011. Under the “if converted method” debt issuance and interest costs, both net of tax, associated with the convertible notes are added back to net earnings and the share count is increased by the shares underlying the convertible notes. The 2026 Convertible notes would only be included in the calculation of both approaches if the current stock price is greater than the initial conversion price of $48.05 using the treasury stock method.

Reconciliation of Net earnings attributable to Greenbrier to Net earnings excluding restructuring charges

	Three Months Ended
	November 30, 2013	August 31, 2013
Net earnings attributable to Greenbrier	$15,388	$20,716
Restructuring charges (after-tax)	603	1,781

Net earnings excluding restructuring charges (1)	15,991	22,497
Add back:
Interest and debt issuance costs on the 2018 Convertible notes, net of tax	1,416	1,416

Earnings before interest and debt issuance costs on convertible notes	$$17,407	$23,913

Weighted average diluted common shares outstanding	34,462	34,473
Diluted earnings per share excluding restructuring charges (2)	$0.51	$0.69

(1)	Net earnings excluding restructuring charges is not a financial measure under GAAP. We define Net earnings excluding restructuring charges as Net earnings attributable to Greenbrier before restructuring charges (after-tax). Net earnings excluding restructuring charges is a performance measurement tool used by Greenbrier. You should not consider Net earnings excluding restructuring charges in isolation or as a substitute for other financial statement data determined in accordance with GAAP.
(2)	Diluted earnings per share excluding restructuring charges is not a financial measure under GAAP. We define Diluted earnings per share excluding restructuring charges as Net earnings excluding restructuring charges before interest and debt issuance costs (net of tax) on convertible notes divided by Weighted average diluted common shares outstanding. Diluted earnings per share excluding restructuring charges is a performance measurement tool used by Greenbrier. You should not consider Diluted earnings per share excluding restructuring charges in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Diluted earnings per share excluding restructuring charges is not a measure of financial performance under GAAP and is susceptible to varying calculations, the Diluted earnings per share excluding restructuring charges measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of basic earnings per share to economic earnings per share excluding restructuring charges

The shares used in the computation of the Company’s basic and economic earnings per common share excluding restructuring charges are reconciled as follows:

	Three Months Ended
	November 30, 2013	August 31, 2013
Weighted average basic common shares outstanding	28,417	28,062
Dilutive effect of warrants	—	366

Weighted average economic diluted common shares outstanding	28,417	28,428

Net earnings excluding restructuring charges	$15,991	$22,497
Economic earnings per share excluding restructuring charges (1)	$0.56	$0.79

(1)	Economic earnings per share excluding restructuring charges is not a financial measure under GAAP. Economic earnings per share excluding restructuring charges is used to measure the current economic impact of our Convertible Bonds due in 2018 that have a conversion strike price of $38.05/share, which exceeds our current stock price. We define Economic earnings per share excluding restructuring charges as Net earnings excluding restructuring charges divided by Weighted average basic common shares outstanding, including the dilutive effect of warrants. This calculation excludes the dilutive effect of the shares underlying the 2018 bonds under the “if converted” method, which is included in the calculation of Diluted earnings per share excluding restructuring charges. You should not consider Economic earnings per share excluding restructuring charges in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Economic earnings per share excluding restructuring charges is not a measure of financial performance under GAAP and is susceptible to varying calculations, the Economic earnings per share excluding restructuring charges measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

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